EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Gagendra Hiralal
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
(212) 361-3834
(Name, address and telephone number of agent for service)

iStar Financial Inc.
(Issuer with respect to the Securities)

Maryland	95-6881527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.                                                           GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                                                              Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)                                                             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                                           AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in  default under any Indenture for which the Trustee acts as Trustee.

Item 16.                                                    LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                     A copy of the Articles of Association of the Trustee.*

2.                     A copy of the certificate of authority of the Trustee to commence business.**

3.                     A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.                     A copy of the existing bylaws of the Trustee.**

5.                     A copy of each Indenture referred to in Item 4. Not applicable.

6.                     The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                     Report of Condition of the Trustee as of December 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*           Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**    Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 14th of May, 2012.

By:	/s/ Gagendra Hiralal
Gagendra Hiralal
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 14, 2012

	By:	/s/ Gagendra Hiralal
Gagendra Hiralal
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2011

($000’s)

12/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,960,499
Securities	69,485,200
Federal Funds	11,887
Loans & Lease Financing Receivables	204,182,862
Fixed Assets	5,472,961
Intangible Assets	12,446,662
Other Assets	24,910,739
Total Assets	$330,470,810
Liabilities
Deposits	$236,091,541
Fed Funds	7,936,151
Treasury Demand Notes	0
Trading Liabilities	377,634
Other Borrowed Money	34,507,710
Acceptances	0
Subordinated Notes and Debentures	5,945,617
Other Liabilities	10,944,902
Total Liabilities	$295,803,555
Equity
Minority Interest in Subsidiaries	$1,926,211
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,589,521
Total Equity Capital	$34,667,255
Total Liabilities and Equity Capital	$330,470,810